As filed with the Securities and Exchange Commission on June 10, 1997
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                     TEKELEC
             (Exact name of registrant as specified in its charter)

                                   CALIFORNIA
         State or other jurisdiction of incorporation or organization)

                                   95-2746131
                      (I.R.S. Employer Identification No.)

         26580 WEST AGOURA ROAD
          CALABASAS, CALIFORNIA                                          91302
(Address of Principal Executive Offices)                              (Zip Code)

                                   ----------

                             1994 STOCK OPTION PLAN
                        WARRANTS TO PURCHASE COMMON STOCK
                           (Full titles of the plans)

                                   ----------

                                 ALLAN J. TOOMER
                                    PRESIDENT
                                     TEKELEC
                             26580 WEST AGOURA ROAD
                           CALABASAS, CALIFORNIA 91302
                                 (818) 880-5656
            (Name, address and telephone number of agent for service)

                                   ----------

                                    Copy to:
                             RONALD W. BUCKLY, ESQ.
                            KATHERINE F. ASHTON, ESQ.
                                 BRYAN CAVE LLP
                             120 BROADWAY, SUITE 500
                         SANTA MONICA, CALIFORNIA 90401

                                   ----------

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================
                                                    Proposed
    Title of          Amount        Proposed         Maximum
   Securities        of Shares       Maximum        Aggregate         Amount of
      to be            to be     Offering Price     Offering        Registration
   Registered       Registered      per Share         Price              Fee
-----------------  ------------  --------------  -----------------  ------------

  Common Stock,
without par value  1,000,000(1)    $31.875(2)    $31,875,000   (2)     $9,660

  Common Stock,
without par value     70,300(3)   $9.50-18.625   $ 1,035,587.50        $  314
                   ------------                                     ------------
     TOTAL         1,070,300                                           $9,974
                   ============                                     ============
--------------------------------------------------------------------------------

(1) Represents shares of Common Stock ("Common Stock") of Tekelec (the "Company") issuable upon exercise of options granted or to be granted pursuant to the Company's 1994 Stock Option Plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low reported sale prices of a share of Tekelec Common Stock on June 4, 1997, as reported by The Nasdaq Stock Market in "The Wall Street Journal".

(3) Includes shares issuable upon the exercise of outstanding warrants to purchase 30,000 and 40,300 shares of the Company's Common Stock at exercise prices of $9.50 and $18.625 per share, respectively.

--------------------------------------------------------------------------------

PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.


PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

          Item 3(a)

               The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

          Item 3(b)

               The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

          Item 3(c)

               Item 1 of the Registrant's Registration Statement on Form 8-A (Registration No. 0-15135) filed with the Commission on November 12, 1986, pursuant to Section 12 of the Securities Exchange Act of 1934.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of the Company's Common Stock registered hereunder will be passed upon for the Company by Bryan Cave LLP, Santa Monica, California. A member of Bryan Cave LLP holds 4,000 shares of the Company's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317 of the California Corporations Code provides that a corporation may indemnify corporate "agents" (including directors, officers and employees of the corporation) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with defending non-derivative actions if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful, and against expenses actually and reasonably incurred in connection with defending derivative actions if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Indemnification is obligatory to the extent that an agent of a corporation has been successful on the merits in defense of any such proceeding against such agent, but otherwise may be made only upon a determination in each instance either by a majority vote of a quorum of the Board of Directors (other than directors involved in such proceeding), by independent legal counsel if such a quorum of directors is not obtainable, by the shareholders (other than shareholders to be indemnified), or by the court, that indemnification is proper because the agent has met the applicable statutory standards of conduct. Corporations may also advance expenses incurred in defending proceedings against corporate agents, upon receipt of an undertaking that the agent will reimburse the corporation unless it is ultimately determined that the agent is entitled to be indemnified against expenses reasonably incurred.

     The indemnification provided by Section 317 of the California Corporations Code is not deemed to be exclusive of any other rights to which agents of the Company seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights are authorized in the articles of the corporation. Article V of the Company's Restated Articles of Incorporation authorizes the Company to provide for indemnification of its agents for breach of duty to the Company and its shareholders, through bylaw provisions or through agreements with such agents, or both, in excess of the indemnification otherwise permitted by Section 317, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law.

     Article VI of the Company's bylaws provides for the indemnification of all past and current directors to the maximum extent and in the manner permitted by
Section 317. Additionally, the Company has entered into Indemnification Agreements with its directors under which the Company has undertaken to indemnify each such agent to the fullest extent permitted by its Articles of Incorporation, bylaws and applicable law against all expenses, liability and loss (which are not paid by insurance or otherwise by the Company) reasonably incurred or suffered by such agent in connection with the defense of any action or proceeding to which the agent was or is a party or is threatened to be made a party by reason of conduct in his capacity as an officer or director, or in which the agent is or may be involved by reason of the fact that he is or was serving as an officer or director of the Company, not including actions brought for violation of Section 16 of the Securities Exchange Act of 1934 or for failure to qualify for an exemption under Section 4 of the Securities Act of 1933.

     The Company also maintains on behalf of its directors and officers insurance protection against certain liabilities arising out of the discharge of their duties.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

Exhibit Number
--------------

4.1 1994 Stock Option Plan, including forms of stock option agreements(1) and Amendments Nos. 1(1), 2(2), 3(3), 4 and 5 thereto dated as of February 4, 1995, March 3, 1995, January 27, 1996, February 26, 1997 and March 19, 1997, respectively.

4.2 Warrant to Purchase 30,000 shares of the Registrant's Common Stock issued to Howard Oringer on August 1, 1996(4).

4.3 Warrant to Purchase 40,300 shares of the Registrant's Common Stock issued to Allan J. Toomer on January 25, 1997.

5.1            Opinion of Bryan Cave LLP.

23.1           Consent of Coopers & Lybrand L.L.P.

23.2           Consent of Bryan Cave LLP (included in Exhibit 5.1).

24.1           Power of Attorney (see page 5 of this Registration Statement).

---------------

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 33-82124) filed with the Commission on July 28, 1994.

(2) Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 33-60611) filed with the Commission on June 27, 1995.

(3) Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-05933) filed with the Commission on June 13, 1996.

(4) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.


ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on June 10, 1997.

                                        TEKELEC

                                        By: Allan J. Toomer
                                            ------------------------------------
                                            Allan J. Toomer, President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Allan J. Toomer and Gilles C. Godin, or either of them, his attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

         Signature                           Title                     Date
----------------------------  -----------------------------------  -------------

Allan J. Toomer               Director and President               June 10, 1997
----------------------------  (Principal Executive Officer)
Allan J. Toomer

Gilles C. Godin               Vice President, Finance and Chief    June 10, 1997
----------------------------  Financial Officer (Principal
Gilles C. Godin               Financial and Accounting Officer)

Jean-Claude Asscher           Chairman of the Board                June 10, 1997
----------------------------
Jean-Claude Asscher

Robert V. Adams               Director                             June 10, 1997
----------------------------
Robert V. Adams

Daniel L. Brenner             Director                             June 10, 1997
----------------------------
Daniel L. Brenner

Howard Oringer                Director                             June 10, 1997
----------------------------
Howard Oringer

Jon F. Rager                  Director                             June 10, 1997
----------------------------
Jon F. Rager

                                INDEX TO EXHIBITS

Exhibit Number  Exhibit
--------------  ----------------------------------------------------------------

4.1 Amendment Nos. 4 and 5 to 1994 Stock Option Plan dated as of February 26, 1997 and March 19, 1997, respectively

4.3. Warrant to Purchase 40,300 shares of the Registrant's Common Stock issued to Allan J. Toomer on January 25, 1997

5.1              Opinion of Bryan Cave LLP

23.1             Consent of Coopers & Lybrand L.L.P